Amendment No. 2 to Travelers Group 1996 Stock Incentive Plan
                       effective as of September 25, 1996
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The Travelers Group 1996 Stock Incentive Plan (the "Plan") is hereby amended in the following respects:

1. The following definition is hereby added as the first definition to appear in Section 2:

          "Additional Shares" shall have the meaning set forth in Section 5(a).

2. Section 5(a) is hereby amended by deleting the words "fifty million (50,000,000)" appearing in the first sentence thereof and replacing them with the words "seventy-five million (75,000,000) (as adjusted to reflect the 3 for 2 stock dividend paid by the Company on May 24, 1996)", by deleting the remaining portion of that sentence, and replacing the deleted language with the following:

          "plus the number of shares approved by the Company's stockholders under the 1986 Travelers Group Stock Option Plan remaining ungranted at the expiration of such plan, to wit, fourteen million six hundred sixty five thousand twenty (14,665,020) shares (the "Additional Shares"), with all such shares being subject to adjustment as provided in Section 15. The Additional Shares may not be issued to (i) any Participant pursuant to an Incentive Stock Option or (ii) Section 16(a) Persons pursuant to any Option.

3. Capitalized terms used, but not defined herein, shall have the meaning ascribed to such terms in the Plan.